UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2025

XCF GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd, Suite 150-138
Houston, TX 77042
(Address of principal executive offices, including zip code)

(346) 630-4724
(Registrant’s telephone number, including area code)

Focus Impact BH3 NewCo, Inc.
345 Avenue of the Americas, 33rd Floor
New York, NY 10105
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INTRODUCTORY NOTE

Business Combination

Unless otherwise stated herein or unless the context otherwise requires, the terms “we,” “us,” “our” and “New XCF” refer to XCF Global, Inc. (formerly known as Focus Impact BH3 NewCo, Inc.), a Delaware corporation, after giving effect to the Business Combination (as defined below) and following the Closing Date (as defined below). In addition, unless otherwise stated herein or unless the context otherwise requires (i) references to “NewCo” refer to Focus Impact BH3 NewCo, Inc. prior to the Closing Date, (ii) references to “XCF” refer to XCF Global, Inc., a Nevada corporation, prior to the Closing Date and (iii) references to “Focus Impact” refer to Focus Impact BH3 Acquisition Company, a Delaware corporation.

Terms used in this Current Report on Form 8-K but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meanings given to such terms in the Proxy Statement/Prospectus filed with the Securities and Exchange Commission (“SEC”) by Focus Impact, NewCo and XCF on February 6, 2025 (the “Proxy Statement/Prospectus”), and such definitions are incorporated herein by reference.

This Current Report on Form 8-K also incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Current Report on Form 8-K and the information contained in such prior reports and documents that has been incorporated by reference herein, the information in this Current Report on Form 8-K controls.

On March 11, 2024, Focus Impact, NewCo, Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and XCF entered into a business combination agreement (as amended, the “Business Combination Agreement”), pursuant to which Focus Impact agreed to combine with XCF in a series of transactions that would result in NewCo becoming a publicly-traded company (collectively, the “Business Combination”), and in connection with the closing of the Business Combination, NewCo would change its name to “XCF Global, Inc.”

On June 6, 2025 (the “Closing Date”), the parties to the Business Combination Agreement completed the Business Combination.

The terms of the Business Combination Agreement provided that the Business Combination would be completed on the Closing Date in two steps, with (i) Focus Impact merging with and into Merger Sub 1 (the “NewCo Merger”), with Merger Sub 1 surviving the NewCo Merger as a direct wholly owned subsidiary of NewCo and (ii) immediately following the NewCo Merger, Merger Sub 2 merging with and into XCF (the “Company Merger”), with XCF surviving the Company Merger as a direct wholly owned subsidiary of NewCo. In connection with the closing of the Business Combination, NewCo changed its name to “XCF Global, Inc.”

Pursuant to the terms of the Business Combination Agreement:

•
in connection with the completion of the NewCo Merger (i) each share of Focus Impact Class A common stock, par value $0.0001 per share outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one share of New XCF Class A common stock, par value $0.0001 per share (“New XCF Common Stock”) (rounded down to the nearest whole share), (ii) each share of Focus Impact Class B common stock, par value $0.0001 per share outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one share of New XCF Common Stock and (iii) each warrant of Focus Impact outstanding immediately prior to the effectiveness of the NewCo Merger was converted into the right to receive one New XCF Warrant, with New XCF assuming Focus Impact’s rights and obligations under the existing warrant agreement; and

•
in connection with the completion of the Company Merger, each share of common stock of XCF outstanding immediately prior to the effectiveness of the Company Merger was converted into the right to receive shares of New XCF Common Stock (rounded down to the nearest whole share) determined in accordance with the Business Combination Agreement based on a pre-money equity value of XCF of $1,750,000,000, subject to adjustments for net debt and transaction expenses, and a price of $10.00 per share of New XCF Common Stock.

At the closing of the Business Combination, NewCo issued an aggregate of 142,120,364 shares of New XCF Common Stock to equityholders of XCF in exchange for their equity interests in XCF. In addition, pursuant to certain non-redemption agreements between Focus Impact and certain Focus Impact stockholders (the “Non-Redeeming Stockholders”), the Non-Redeeming Stockholders received 389,359 shares of New XCF Common Stock at the closing of the Business Combination. An  aggregate of 1,200,000 shares of New XCF Common Stock were also issued at the closing of the Business Combination to Polar Multi-Strategy Master Fund, pursuant to the terms of a subscription agreement, dated as of November 3, 2025 between Focus Impact and Polar Multi-Strategy Master Fund.

As of the closing of the Business Combination and after giving effect to the NewCo Merger and Company Merger, New XCF had approximately 149.3 million shares of New XCF Common Stock outstanding. On a fully diluted basis, calculated using the treasury stock method and assuming the net exercise of all warrants that are in-the-money based on the closing price of Focus Impact on June 6, 2025, the fully diluted share count is approximately 157.8 million shares. The fully diluted share count does not include any out-of-the-money warrants. This share count is provided solely for the purpose of estimating market capitalization and may differ from accounting treatment under GAAP or from other financial metrics used in our public filings.

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 1.01 by reference.

Registration Rights Agreements

On the Closing Date, New XCF, Focus Impact BHAC Sponsor, LLC (the “Sponsor”) and certain legacy equity holders of XCF (the “Core Company Equityholders”) entered into a Registration Agreement (the “Core Company Equityholders Agreement”), pursuant to which, among other things, the parties thereto were granted customary registration rights with respect to shares of New XCF Common Stock held by the parties to the agreement, including shares of New XCF Common Stock issuable upon the exercise of certain outstanding warrants assumed by New XCF in the Business Combination. Pursuant to the Core Company Equityholders Agreement, New XCF has agreed to file (at its sole cost and expense) a shelf registration statement with the SEC registering the resale of certain shares of New XCF Common Stock and shares underlying the assumed warrants from time to time, and New XCF shall use commercially reasonable efforts to have such resale registration statement declared effective and maintain its effectiveness in accordance with the terms of the Core Company Equityholders Agreement. The parties to the Core Company Equityholders Agreement are also entitled to customary piggyback rights and may demand underwritten offerings, including block trades, of their registrable securities by New XCF from time to time.

On the Closing Date, New XCF and certain other legacy equity holders of XCF and certain legacy equity holders of Focus Impact entered into a Registration Rights Agreement (the “Resale Shelf Registration Rights Agreement”), pursuant to which, among other things, the parties thereto were granted customary registration rights with respect to shares of New XCF Common Stock receive or entitled to be received in connection with the Business Combination. Pursuant to the Resale Registration Rights Agreement, New XCF has agreed to file (at its sole cost and expense) a shelf registration statement with the SEC (which can be the same registration statement filed in connection with the Core Company Equityholders Agreement) registering the resale of certain shares of New XCF Common Stock, including shares of New XCF Common Stock issuable upon the exercise of certain outstanding warrants assumed by New XCF in the Business Combination, and New XCF shall use commercially reasonable efforts to have such resale registration statement declared effective and maintain its effectiveness in accordance with the terms of the Resale Shelf Registration Rights Agreement.

The foregoing descriptions of the Core Company Equityholders Agreement and the Resale Shelf Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions thereof, the forms of which are filed herewith as Exhibit 10.51 and Exhibit 10.52, and are incorporated into this Item 1.01 by reference.

Agreement Regarding Board Nomination Rights

On the Closing Date, New XCF and the Sponsor entered into an Agreement Regarding Board Nomination Rights (the “Board Agreement”), which provided that for as long as the Sponsor maintains minimum ownership levels of New XCF Common Stock, the Sponsor will be entitled to designate up to two directors, and also obligates New XCF to take certain actions to assure that the Sponsor designees are nominated as directors. Under the terms of the Board Agreement, the Sponsor currently is able to designate one director and that right will increase to a right to designate a second director in the event New XCF’s board of directors (the “Board”) is expanded to nine directors from six and the designation would not otherwise create adverse issues under Nasdaq listing requirements regarding board independence. If the Sponsor’s ownership level drops below certain specified levels, it will either be limited to designating one director, subject to the other terms of the Board Agreement, or will lose its designation right entirely. In addition, under the terms of the Board Agreement, Carl Stanton, who has served as a Partner and Co-Founder of Focus Impact Partners, LLC will become a Board observer.

The foregoing description of the Board Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which is filed herewith as Exhibit 10.53, and is incorporated into this Item 1.01 by reference.

Voting Agreements

On the Closing Date, New XCF and each of the Core Company Equityholders entered into separate  agreements (the “Voting Agreements”) pursuant to which each of the Core Company Equityholders agreed to vote such Core Company Equityholder’s shares of New XCF Common Stock at any meeting of stockholders of New XCF, or take all actions by written consent in lieu of any such meeting as may be necessary, at which the designees of the Sponsor, Mihir Dange, New XCF’s Chief Executive Officer or Gregory Surette, New XCF’s Chief Strategy Officer are nominated as directors, in each case in favor of the election of such nominees.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which is filed herewith as Exhibit 10.54, and is incorporated into this Item 1.01 by reference.

Indemnification Agreements

On the Closing Date, New XCF entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers. Each Indemnification Agreement provides for indemnification and advancements by New XCF, subject to the limitations and exclusions provided therein, of certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by a director or executive officer in any action or proceeding arising out of their services as one of New XCF’s directors or executive officers or any other company or enterprise to which the person is or was serving or providing services at New XCF’s request.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which is filed herewith as Exhibit 10.55, and is incorporated into this Item 1.01 by reference.

Lock-Up Waivers

In connection with the execution by the parties of the Business Combination Agreement, certain equityholders of XCF entered into Support Agreements with Focus Impact and NewCo, which include lock-up provisions limiting the circumstances under which such equityholders were permitted to sell or otherwise transfer the shares of New XCF Common Stock received as consideration in the Business Combination. In addition, certain transferees of XCF securities receiving those securities from the initial signatories to the Support Agreements were required to become parties to the Support Agreements and be governed by the relevant lock-up provisions.  On the Closing Date, Focus Impact, NewCo and XCF entered into an agreement providing for the waiver of all lock-up terms of the Support Agreements (the “Waiver Agreement”), as a result of which, no holders of New XCF Common Stock are subject to contractual restrictions on the sale or other disposition of their shares of New XCF Common Stock.

The foregoing description of the Waiver Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which is filed herewith as Exhibit 10.56, and is incorporated into this Item 1.01 by reference.

Employment Agreements with Officers

The information relating to the employment agreements with our officers in Item 5.02 is incorporated into this Item 1.01 by reference.

Twain Forbearance Agreement

As previously disclosed by XCF in Item 2.04 its Current Report on Form 8-K filed on June 2, 2025, New Rise Renewables Reno, LLC (“New Rise Reno”), a subsidiary of New XCF, and party to a Ground Lease effective as of March 29, 2022 with Twain GL XXVIII, LLC (“Twain”), as the Landlord, has provided notices to New Rise Reno asserting that New Rise Reno is in default of the terms of the Ground Lease for its failure to make certain payments that are due and owing thereunder. On June 11, 2025, New XCF, New Rise Reno and Twain entered into a Forbearance Agreement (the “Twain Forbearance Agreement”), pursuant to which Twain has agreed to forbear from exercising its rights and remedies under the Ground Lease and related documents and/or applicable law with respect to any alleged defaults or alleged events of default until September 3, 2025, subject to certain conditions and exceptions provided in the Twain Forbearance Agreement. In consideration of Twain’s forbearance, New XCF will issue 4,000,000 shares of New XCF Common Stock (the “Landlord Shares”) to Twain and use its reasonable best efforts to file a registration statement on appropriate form with the SEC to register the Landlord Shares for resale. The net proceeds of any sale of the Landlord Shares are to be credited on a dollar-for-dollar basis against any remaining principal, interest, and penalties owed by New Rise Reno to Twain.

The foregoing description of the Twain Forbearance Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which is filed herewith as Exhibit 10.66, and is incorporated into this Item 1.01 by reference. The information regarding New Rise Reno’s ground lease with Twain included in Item 2.04 of XCF’s Current Report on Form 8-K filed on June 2, 2025 is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01. In addition, the material terms of the Business Combination are described in greater detail in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 – The Business Combination Proposal – The Business Combination Agreement” beginning on page 172 thereof, which is incorporated into this Item 2.01 by reference.

Focus Impact’s stockholders considered, adopted and approved, among other matters, the Business Combination at a special meeting of Focus Impact’s stockholders held on February 27, 2025. The Business Combination was subsequently consummated on June 6, 2025.

Following the closing of the Business Combination, Focus Impact’s Class A common stock, units and public warrants ceased trading on the OTC Pink Marketplace, and New XCF’s Common Stock began trading on The Nasdaq Stock Market (“Nasdaq”) on June 9, 2025, under the symbol “SAFX.” There is no public trading market for the public warrants that remain outstanding.

FORM 10 INFORMATION

Pursuant to Item 2.01(f) of Form 8-K, if the registrant was a shell company, as NewCo was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a registration statement on Form 10. As a result of the completion of the Business Combination, NewCo ceased to be a shell company. Therefore, New XCF is providing below the information that would be included in a Form 10 if New XCF were to file a Form 10. Please note that the information provided below relates to the combined company after the completion of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements, including, without limitation, statements regarding New XCF’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, estimates and forecasts of other financial and performance metrics, and projections of market opportunity and market share, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by New XCF and its management, are inherently uncertain and subject to material change. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in domestic and foreign business, market, financial, political, and legal conditions; (2) unexpected increases in New XCF’s expenses resulting from potential inflationary pressures and rising interest rates, including manufacturing and operating expenses and interest expenses; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any agreements with regard to New XCF’s offtake arrangements; (4) the outcome of any legal proceedings that may be instituted against the parties to the Business Combination Agreement or others; (5) New XCF’s ability to meet Nasdaq’s continued listing standards; (6) New XCF’s ability to integrate the operations of New Rise and implement its business plan on its anticipated timeline; (7) New XCF’s ability to raise financing in the future and the terms of any such financing; (8) New Rise’s ability to produce the anticipated quantities of SAF without interruption or material changes to the SAF production process; (9) New XCF’s ability to resolve current disputes between New Rise and its landlord with respect to the ground lease for the New Rise Reno facility; (10) New XCF’s ability to resolve current disputes between New Rise and its primary lender with respect to loans outstanding that were used in the development of the New Rise Reno facility; (11) costs related to the Business Combination and the New Rise acquisitions; (12) the risk of disruption to the current plans and operations of New XCF as a result of the consummation of the Business Combination; (13) New XCF’s ability to recognize the anticipated benefits of the Business Combination and the New Rise acquisitions, which may be affected by, among other things, competition, the ability of New XCF to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (14) changes in applicable laws or regulations; (15) risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities; (16) the possibility that New XCF may be adversely affected by other economic, business, and/or competitive factors; (17) the availability of tax credits and other federal, state or local government support; (18) risks relating to New XCF’s and New Rise’s key intellectual property rights; (19) the risk that New XCF’s reporting and compliance obligations as a publicly-traded company divert management resources from business operations; (20) the effects of increased costs associated with operating as a public company; and (21) various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in New XCF’s filings with the Securities and Exchange Commission (“SEC”) , including the final proxy statement/prospectus relating to the Business Combination filed with the SEC on February 6, 2025, this Current Report on Form 8-K and other filings New XCF makes with the SEC in the future. If any of the risks actually occur, either alone or in combination with other events or circumstances, or New XCF’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that New XCF does not presently know or that it currently believes are not material that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect New XCF’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. These forward-looking statements should not be relied upon as representing New XCF’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements. While New XCF may elect to update these forward-looking statements at some point in the future, New XCF specifically disclaims any obligation to do so.

Business

Our business is described in the Proxy Statement/Prospectus in the section titled “Information about XCF Global Capital, Inc.” beginning on page 193 of the Proxy Statement/Prospectus and that information is incorporated into this Item 2.01 by reference. In addition, certain developments related to production at our Reno, Nevada facility are described in Item 8.01 of XCF’s Current Report on Form 8-K filed on June 2, 2025, which information is incorporated into this Item 2.01 by reference.

As explained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of XCF Global – Liquidity and Capital Resources” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of New Rise – Liquidity and Capital Resources” in the Proxy Statement/Prospectus, management does not believe current cash and cash equivalents are sufficient to fund operations for at least the next 12 months from the issuance date of the financial statements of XCF and New Rise, which management believes raises substantial doubt about our ability to continue as a going concern. For additional information also see “Risk Factors - Risks Related to Our Operations, Business and Industry - Although we currently expect to have sufficient funds available to consummate the Business Combination, as of the date of this proxy statement/prospectus, we have not obtained sufficient funding to meet all of our obligations in connection with closing, nor have we obtained sufficient funding to execute our business plan. In addition, XCF’s management and New Rise’s management each has identified conditions that raise substantial doubt about each of XCF’s and New Rise’s ability to continue as a going concern,” which can be found beginning on page 57 of the Proxy Statement/Prospectus, and which is incorporated herein by reference.

The mailing address of our principal executive offices is 2500 CityWest Blvd, Suite 150-138, Houston, TX 77042 and our telephone number at such address is (346) 630-4724.

Risk Factors

The risk factors related to New XCF, our business and operations and the Business Combination are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 57 of the Proxy Statement/Prospectus and that information is incorporated into this Item 2.01 by reference.

Financial Information

As previously disclosed in XCF’s Current Report on Form 8-K filed April 7, 2025 and Notifications of Late Filing on Form 12b-25 filed on May 7, 2025 and May 16, 2025, there have been delays in  preparing (i) the audited financial statements for XCF and New Rise for the fiscal year ended December 31, 2024 and (ii) the unaudited quarterly financial statements for XCF and New Rise for the quarterly period ended March 31, 2025. New XCF is working diligently to finalize these financial statements, provide updated “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure for the year ended December 31, 2024 and the quarterly period ended March 31, 2025 and the acquired business pro forma financial information required to be filed with this Current Report on Form 8-K as required by Item 9.01. New XCF expects to file an amendment to this Current Report on Form 8-K to add the required financial information as soon as practicable.

Properties

Our properties are described in the Proxy Statement/Prospectus in the section titled “Information about XCF Global Capital, Inc. – Properties” beginning on page 212 of the Proxy Statement/Prospectus and that information is incorporated into this Item 2.01 by reference. In addition, we have relocated New XCF’s principal executive offices to Houston, Texas. Those offices are located at 2500 CityWest Blvd, Suite 150-138, Houston, TX 77042.

The information regarding New Rise’s ground lease with Twain GL XXVIII, LLC included in Item 2.04 of XCF’s Current Report on Form 8-K filed on June 2, 2025 is incorporated into this Item 2.01 by reference.

Directors and Executive Officers

The following table sets forth the names, ages and positions of the executive officers and directors of New XCF.

Name	Age	Position(s)
Executive Officers:
Mihir Dange	45	Chief Executive Officer; Director; Board Chair
Simon Oxley	47	Chief Financial Officer
Gregory R. Surette	41	Chief Strategy Officer; Secretary
Gregory P. Savarese	41	Chief Marketing Officer
Pamela Abowd	45	Chief Accounting Officer
Jae Ryu	51	Head of Land Development

Non-Employee Directors:
Anne Anderson	55	Director
Sanford Cockrell	66	Director
Si-Yeon Kim	54	Director
Carter McCain	61	Director
Wray Thorn	54	Director

Executive Officers

Mihir Dange

Mr. Mihir Dange served as XCF’s Chief Executive Officer since November 2023 and as a member of its board of directors in March 2024, and now serves as New XCF’s Chief Executive Officer and as Chair of the Board of Directors of New XCF. Mr. Dange has over 25 years of experience in commodities trading and public markets. Since 2016, he has also served as Co-CEO of Wapanda, Inc. (“Wapanda”). At Wapanda, Mr. Dange created and implemented the first NYC-approved E-Hail mobile application for taxicabs which provided consumers with upfront pricing. He also worked with the Tusk Organization on regulatory bill LS 16081 to improve taxi efficiencies around debt restructuring of medallion financial assets and bolster taxi stability as well as the initiation of legislation Int. 2432-2021 to create the first autonomous vehicle ownership structure within tax medallion assets in New York City. From 2006 to 2014, Mr. Dange served as co-founder and Head of Trading for Arbitrage Capital, LLC, trading futures and options for FX, equities, and commodities. Mr. Dange evaluated dynamic trading strategies, improved trading practices, conducted portfolio analysis, created performance reports, and maintained relationships with multiple brokers. Mr. Dange has been a frequent guest analyst on CNBC, Bloomberg, BNN, and other major media outlets. Mr. Dange holds a Bachelor of Science in Finance and Marketing from the Leonard Stern School of Business at New York University. Mr. Dange is the brother-in-law of Gregory R. Surette. We believe that Mr. Dange’s significant experience in commodities trading and public markets and his experience as a co-chief executive officer of a company makes him well qualified to serve as a member of our Board.

Simon Oxley

Mr. Simon Oxley served as XCF’s Chief Financial Officer since February 2024 and now serves as New XCF’s Chief Financial Officer. He served as the Chief Financial Officer of Tellurian, Inc., a Houston based liquified natural gas development company, from June 2023 until Woodside Energy’s $1.2 billion acquisition of Tellurian was completed in October 2024. From May 2016 to May 2023, Mr. Oxley served as Managing Director and Co-Head of Oil & Gas Investment Banking for Europe, the Middle East, and Africa (EMEA) at Barclays Investment Bank, where he led a number of LNG-related transactions due to his extensive knowledge of the LNG business. From September 2009 to May 2023, he held positions of increasing responsibility with Barclays Investment Bank, where he was involved with numerous energy client transactions across exploration and production, refining and petrochemical, retail stations and pipelines as well as gas and LNG. From 2001 to 2009, Mr. Oxley as an investment banker at Citigroup Global Markets Inc. Mr. Oxley holds a Bachelor of Engineering in Chemical Engineering from The University of Edinburgh and a Master of Science in Corporate and International Finance from Durham University Business School.

Gregory R. Surette

Mr. Gregory R. Surette served as XCF’s Chief Strategy Officer since February 2024 and now serves as New XCF’s Chief Strategy Officer and Corporate Secretary. Prior to becoming XCF’s Chief Strategy Officer in February 2024, he served as Interim Chief Strategy Officer since March 2024 and as Co-Head of Feedstock from November 2023 until March 2024. Mr. Surette brings over 18 years of extensive corporate finance and accounting expertise, with a specialized emphasis on energy and resources, as well as manufacturing and distribution. Mr. Surette has served as Chief Financial and Operating Officer of The Ricci Group Limited (“Ricci”) since 2019, managing Ricci’s coffee and hospitality investments in Mainland China. Mr. Surette was integral in creating Ricci’s global supply chain, focusing on coffee importation and distribution for the launch and expansion of four coffee brands. Starting his professional journey at Deloitte and Touche LLP in 2006, Mr. Surette served as an auditor for both public and private companies, with a significant focus on manufacturing and software enterprises. Transitioning to Deloitte’s London office from 2010 to 2013, Mr. Surette provided advisory services for international transactions, high-yield debt offerings, IPOs, and global note programs, working on transactions ranging from $100 million to $1.5 billion across various sectors, and gaining experience with regulatory frameworks and securities listings, SEC rules and listing rules of the United Kingdom Listing Authority, the Luxembourg Bourse and the Irish Stock Exchange. From 2013 to 2019, Mr. Surette continued his career with Deloitte & Touche LLP in its Mergers and Acquisitions Transaction Services Group in New York, leading diverse teams in multi-billion dollar investments for private equity clients, with a particular focus on the Energy and Resources industry. Mr. Surette holds a CPA designation and earned his Bachelor of Science in Accounting from Fairfield University’s Dolan School of Business. He has served on the Board of Directors of SinoTaste Technology (Shanghai) Co., Ltd. since 2024. Mr. Surette is the brother-in-law of Mihir Dange.

Gregory P. Savarese

Mr. Gregory P. Savarese served as XCF’s Chief Marketing Officer since February 2024 and now serves as New XCF’s Chief Marketing Officer. Prior to becoming XCF’s Chief Marketing Officer in February 2024, he served as Interim Chief Marketing Officer since March 2024 and as Co-Head of Feedstock from November 2023 until March 2024. Mr. Savarese leverages 18 years of experience leading strategic planning, business development, and marketing and communications initiatives within fast-growth businesses operating in East Asia. Mr. Savarese has served as Co-Founder and Chief Executive Officer at The Ricci Group Limited (“Ricci”) since 2009. Mr. Savarese’s responsibilities have included driving strategy, revenue, business growth, and profitability across Ricci’s manufacturing, sales and marketing, distribution, and hospitality businesses, successfully bringing six award-winning brands to market in the packaged coffee and hospitality markets, executing brand and marketing development strategies for both corporate-facing and consumer-facing products, and leading high-performing business management teams operating across more than 40 cities in China. In 2019, a subsidiary company was the recipient of a Transform APAC region silver medal for best visual identity in the FMCG sector. Mr. Savarese earned a Bachelor of Arts in Communication from Loyola University Maryland and was inducted into Lambda Pi Eta, the National Communication Honor Society, in 2006. Mr. Savarese has served on the Board of Directors of The Ricci Group Limited and subsidiaries since 2010 and SinoTaste Technology (Shanghai) Co., Ltd. since 2024.

Pamela M. Abowd

Ms. Pamela M. Abowd served as XCF’s Chief Accounting officer since April 2025 and now serves as New XCF’s Chief Accounting Officer. Ms. Abowd  most recently managed the post-merger accounting and tax integration between Woodside Energy and Tellurian from October 2024 to April 2025. From 2018 to 2024, she served as Vice President, Corporate Controller and Head of Accounting Operations (2022-2024) and Tax Director (2018-2022) at Tellurian. In these roles, she led all aspects of accounting operations, financial reporting, tax accounting and compliance, and ERP system implementation. Prior to Tellurian, Ms. Abowd held senior tax leadership roles at Cheniere Energy from 2009 to 2018, where she oversaw the company’s global tax strategy, ensuring compliance with all tax regulations, and optimized tax efficiencies. She led the tax team and the company’s tax strategy initiatives. She began her career in public accounting at Grant Thornton and UHY Advisors. Ms. Abowd holds a BBA in Accounting and a Master of Accountancy from the University of Houston and is a Certified Public Accountant licensed in Texas.

Jae Ryu

Mr. Jae Ryu served as XCF’s Head of Land Development since March 2024 and now serves as New XCF’s Head of Land Development. He also served as XCF’s Chief Investment Officer from November 2023 to March 2024, and as XCF’s Interim Chief Financial Officer from July 2024 to February 2025. Mr. Ryu brings over 25 years of extensive experience in finance and real estate at both public and private companies to his most current role at XCF, with a proven track record as an advisor, consultant, and in-house subject expert. Mr. Ryu has experience and expertise in municipal financing, federal subsidized tax credit programs, and strategic initiatives within both the real estate and renewable energy sectors. Notably, Mr. Ryu has facilitated the raising of over $1.5 billion in project development financing. Mr. Ryu has served as Managing Director and Chief of Staff to the Chairman at Crown Power Inc. since September 2022, where he has spearheaded day-to-day operations and established robust operational, accounting, and financial procedures. From 2008 to July 2022, Mr. Ryu served as a Senior Partner at SDC Companies, where he provided professional development, construction, and advisory services. Mr. Ryu’s responsibilities included project financing and structuring, pre-acquisition valuation and due diligence, acquisition and partnership structuring, project pro forma analysis, and relationships with project lenders. Before his time at SDC Companies, Mr. Ryu held the position of Project Manager and Vice President of Corporate Finance at Empire Land in California from 2004 to 2009. In this role, Mr. Ryu oversaw the entire lifecycle of individual projects, from acquisition and entitlement to construction, sales, and project closure. Mr. Ryu earned his Bachelor of Arts in International Business Management - Finance from the University of San Francisco.

Executive Compensation

A description of the compensation of the named executive officers of XCF before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of XCF” beginning on page 215 of the Proxy Statement/Prospectus, which is incorporated into this Item 2.01 by reference.

On February 14, 2025 and April 16, 2025, XCF entered into employment agreements with its executive officers, certain of which were subject to amendment prior to the closing of the Business Combination. These employment agreements were effective as of February 14, 2025 for Messrs. Dange, Oxley, Surette, Savarese and Ryu and April 16, 2025 for Ms. Abowd. The material terms of the agreements are summarized in (i) the Current Report on Form 8-K of Focus Impact, filed on February 21, 2025, under the caption “XCF Employment Agreements” and (ii) the Current Report on Form 8-K of XCF, filed on June 2, 2025, under the captions “Appointment of Chief Accounting Officer” and “Employment Agreement Amendments,” which descriptions are incorporated by reference into this Item 2.01.

On the Closing Date, New XCF entered into employment agreements with each of its Executive Officers (the “New Employment Agreements”), which became effective upon the closing of the Business Combination. The description of the materials terms of the New Employment Agreements is included in Item 5.02 of this Current Report on Form 8-K under the caption “Executive Officer Employment Agreements” is incorporated by reference into this Item 2.01.

XCF also entered into separation agreements with two of its executive officers. The description of the materials terms of these agreements is included in the Current Report on Form 8-K of XCF, filed on June 2, 2025, under the caption “Departure of Directors and Executive Officers,” which description is incorporated by reference into this Item 2.01.

Board of Directors

Non-Employee Directors

Anne Anderson

Ms. Anne Anderson is a seasoned business executive and board member with extensive experience in strategy, operational leadership, and commercial dealmaking across the energy and chemicals industries. Over her 16-year career at Shell Oil and its affiliates, she held several senior leadership roles, including serving as Vice President, Chemicals Americas of Shell Chemical LP from July 2019 to August 2021, Senior Vice President Global Marketing, Growth, Sustainability and Transformation from August 2021 until April 2022, and as Special Advisor from April 2022 to November 2022. Ms. Anderson also served as Vice President, Shell Oil Company and Shell Petroleum Inc. from April 2020 until June 2022. Prior to those positions, she helped lead Shell’s global sales of fuels and lubricants to the aviation industry as Shell International Petroleum Company’s Vice President, Aviation. Ms. Anderson has a proven track record of leading large-scale commercial transactions, optimizing global operations, and driving growth initiatives. She has successfully negotiated $1 billion+ transactions, enhanced operational excellence, and implemented continuous improvement strategies to maximize efficiency and profitability. She also brings deep expertise in portfolio and performance management, having served as a board member for Shell Midstream Partners LP (NYSE: SHLX) from April 2020 until June 2022, overseeing strategy and governance for a publicly traded midstream company. Since January 2025 she has served as an advisor to EQT AB, and from December 2022 until December 2024 she focused on volunteer work. Ms. Anderson holds a Bachelor of Science in Chemical Engineering degree from The Florida State University and a Master of Business Administration degree from Washington University in St. Louis. We believe Ms. Anderson’s extensive experience in global energy, aviation fuels, and business transformation makes her well qualified to serve as a member of our Board.

Sanford (Sandy) Cockrell

Mr. Sanford (Sandy) Cockrell is a seasoned strategy and financial executive with over 40 years of experience advising senior executives, management teams, and boards of directors of large multinational companies. His expertise spans complex financial accounting and taxation, corporate strategy, capital deployment, operational execution, and investor and regulatory relations. During his career with Deloitte LLP, from July 1984 to May 2021, Mr. Cockrell served in a variety of key roles, including service on Deloitte’s U.S. and global boards of directors (including as Vice Chair of the U.S. board), as Advisory Partner to several of Deloitte’s largest public company attest clients, as Partner and Global Leader, CXO and Board Programs, as Partner and Global Leader, CFO Program and as Lead Partner of the New York office of the Special Acquisition Services Group. His extensive experience working with c-suite executives and boards allows him to provide key insights into best-in-class executive team execution and valuable interactions with boards of directors. After retiring from Deloitte, from August 2021 to June 2023 he served as Executive Vice President and CFO of Flipt, LLC, where he was responsible for all aspects of financial management and strategy for a next-generation pharmacy benefits manager. In addition, from May 2023 to present, Mr. Cockrell has served as a Client Advisory Council Member for CAPTRUST, where he provides strategic advice regarding coverage and penetrating the professional services marketplace in providing investment advisory services. He earned his B.S. in Business Administration from the University of North Carolina at Chapel Hill and is a member of the American Institute of CPAs. We believe Mr. Cockrell’s extensive leadership in accounting, taxation, corporate governance, financial strategy, and executive advisory makes him well qualified to serve as a member of our Board.

Si-Yeon Kim

Ms. Si-Yeon Kim is an experienced executive and corporate board member, private equity advisor, and global risk expert with over 20 years of experience in M&A, private equity, and international operations across travel, payments, industrials, and decarbonization. She has held leadership roles at American Express, JPMorgan Chase & Co., and Avon, advising public and private boards on risk management, cybersecurity, regulatory compliance, and strategic growth initiatives. From 2014 to 2022, Ms. Kim served as EVP, Chief Risk & Compliance Officer / Executive Chair of ESG for American Express Global Business Travel (Amex GBT), where she played a key role in Amex GBT’s $5.3 billion public listing (NYSE: GBTG), leading $1 billion in capital deployment for digital transformation and M&A integration. She also helped launch the first-ever blockchain-based SAF platform in partnership with Shell Aviation and represented GBT at COP26 to advance corporate climate strategies. Prior to her time with American Express, she served as Chief Compliance Officer, OEP / Assistant General Counsel for One Equity Partners (the private equity arm of JPMorgan Chase & Co.) and as Assistant GC, Global M&A and Corporate Strategy / GC, Avon - Asia Pacific for Avon Products, Inc. Her experience spans IPO preparation, business transformation, governance, and emerging clean technologies. Ms. Kim holds a B.A. from Seoul National University, an A.M. from Harvard University and a J.D from Columbia University Law School. We believe Ms. Kim’s extensive leadership in corporate governance, M&A, and sustainability makes her well qualified to serve as a member of our Board.

Carter McCain

Mr. Carter McCain is a highly accomplished attorney and business leader with a long and distinguished career with over 37 years of experience advising clients on a variety of matters including international business, alternative finance and funding and financial instruments. Mr. McCain is the Founder and is a principal in McCain Law P.A and McCain Family Office since 2015. Mr. McCain has also served since May 2017 as Director and General Counsel of Vermilion LLC, a family-owned private investment company focused on fuel trading and gold arbitrage. In addition, from 2018 to present, Mr. McCain has served as General Counsel and Director of ANS Capital Partners, LLC. Mr. McCain holds a B.S.B.A. from the University of Florida and a J.D. from Stetson University College of Law. We believe his experience in international transactions and investments and his legal expertise makes him well qualified to serve as a member of our Board.

Wray T. Thorn

Mr. Wray Thorn has been a Partner and Co-Founder of Focus Impact Partners, LLC since 2021 and currently serves as the Chief Investment Officer of Focus Impact Acquisition Corp., and prior to the completion of the Business Combination, served as the Chief Investment Officer and director of Focus Impact BH3 Acquisition Company. He also currently serves on the board of DevvStream Corp.  Also since 2021, Mr. Thorn has been the Founder and Chief Executive of Clear Heights Capital. From 2012 to 2021, Mr. Thorn was a Managing Director and Chief Investment Officer - Private Investments at Two Sigma Investments, where he architected and led the firm’s private equity, venture capital and impact investment businesses and was a leader in the creation of Hamilton Insurance Group and the incubation of Two Sigma’s insurance technology activities. With approximately three decades of experience as a chief investment officer, investment leader and lead director, Mr. Thorn has firsthand knowledge of investment firm leadership, private investing and company value creation. Mr. Thorn has built and led businesses to source, structure, finance and make private investments, to allocate and risk manage capital across private investment strategies and to help companies, organizations and executives realize their growth and development objectives. Mr. Thorn has also been at the forefront of proactive impact investing principals, putting people first in private investing as well as applying data and technology to innovate private investing. Mr. Thorn also serves as Co-Chair of the Board of Youth, INC and Vice Chair of the Board and Chair of the Investment Committee for Futures and Options, both of which are Non-Profit Organizations. We believe his significant experience and leadership in private equity makes him well qualified to serve as a member of our Board.

Board Composition

New XCF’s business and affairs will be organized under the direction of the Board. The Board consists of six members. Pursuant to the terms of the Business Combination Agreement, the Board was intended to be comprised of nine members, with (i) XCF having the right to designate five of the initial members of the Board, (ii) Focus Impact having the right to designate two of the initial members of the Board and (iii) the other two initial members of the Board being subject to the mutual agreement of XCF and Focus Impact. The parties to the Business Combination subsequently agreed to a Board that would initially be comprised of six members, with (i) XCF having the right to designate four members of the Board, (ii) Focus Impact having the right to designate one member of the Board and (iii) the remaining member of the Board to subject to the mutual agreement of XCF and Focus Impact. As described in Item 1.01 with respect to the Board Agreement, the intent is to expand the Board to nine members and, if their appointment does not conflict with Nasdaq rules concerning board independence, add Mr. Carl Stanton, who is currently serving as a Board observer, and Mr. Gregory R. Surette, who is New XCF’s Chief Strategy Officer and Corporate Secretary, to the Board along with an additional director meeting the independence and other requirements for service on our Board.

Mihir Dange, Anne Anderson, Si-Yeon Kim and Sanford Cockrell have been designated by XCF. Wray Thorn has been designated by Focus Impact. Carter McCain has been designated by agreement between XCF and Focus Impact. Following these initial designations, as described in Item 1.01 with respect to the Board Agreement, the Sponsor has certain rights to designate up to two member to serve on our Board.

In accordance with the terms of our certificate of incorporation, the Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except that:

•	Class I directors will serve an initial term to expire at our first annual meeting of stockholders (to be held in 2026), and subsequently will be elected to serve three-year terms;

•	Class II directors will serve an initial term to expire at our second annual meeting of stockholders (to be held in 2027), and subsequently will be elected to serve three-year terms; and

•	Class III directors will serve an initial term to expire at our third annual meeting of stockholders (to be held in 2028), and subsequently will be elected to serve three-year terms.

There is no cumulative voting with respect to the election of directors. Subject to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors shall be determined by a plurality of the votes cast by our stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

The directors that will serve in each class are as follows:

•	Class I – Mihir Dange and Anne Anderson;

•	Class II – Sanford Cockrell and Si-Yeon Kim; and

•	Class III – Wray Thorn and Carter McCain.

Directors will serve for their elected or appointed terms or until their successors are duly elected and qualified or their earlier resignation, retirement or removal. The classification of our Board may have the effect of delaying or preventing potential changes of control in the Board.

Director Independence

Under Nasdaq listing requirements and rules, our Board must be comprised of a majority of independent directors. In addition, subject to certain exception, Nasdaq rules also require that each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee be independent, and our Audit Committee members must also satisfy additional independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our Board has reviewed the composition of the Board and the Audit Committee, Compensation Committee and Nominating and Governance Committee and the independence of each director. Based upon information requested from and provided by each director concerning the director’s background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Anne Anderson, Sanford Cockrell, Si-Yeon Kim and Carter McCain is an “independent director” under Nasdaq rules and that Sanford Cockrell, Anne Anderson and Si-Yeon Kim, who will comprise our Audit Committee, also satisfy the independence standards for audit committees established by the SEC. In making such determinations, the Board considered the relationships that each such director has with our company and all other facts and circumstances the Board deemed relevant in determining independence.

Director Compensation

A description of the compensation of the directors of XCF before the consummation of the Business Combination is set forth in the section of the Proxy Statement/Prospectus titled “Executive and Director Compensation,” on page 215 thereof, which is incorporated into this Item 2.01 by reference.

Non-employee directors of New XCF will receive annual compensation of $150,000 in New XCF Common Stock restricted stock units with 1-year cliff vesting and $100,000 in cash or shares of New XCF Common Stock at the director’s option, with such restricted stock units vesting on the first anniversary of the grant. The annual compensation, including both the cash portion and restricted stock units portion, will be pro-rated during the directors’ first year of service. Non-employee directors will also receive an initial grant of 100,000 New XCF Common Stock restricted stock units, with one-quarter of the units vesting on the anniversary of the grant over four years. The Lead Independent Director will receive additional annual compensation in the amount of $175,000, which the director may receive in either New XCF Common Stock restricted stock units or cash, at the director’s option. The Chair of the Audit Committee will receive additional annual compensation in the amount of $50,000, the Chair of the Compensation Committee will receive additional annual compensation in the amount of $25,000 and the Chair of the Nominating and Governance Committee will receive additional annual compensation in the amount of $25,000. In each case, the committee Chairs may receive, at his or her option, this additional compensation in New XCF Common Stock restricted stock units or cash.

Although Mr. Thorn is not an employee of New XCF, he will not receive the non-employee director compensation summarized above for so long as the Strategic Consulting Agreement, dated as of February 19, 2025, by and between XCF and the Sponsor, is in effect.

Board Leadership Structure

Mihir Dange, our Chief Executive Officer, will serve as Chair of the Board. The Board will not have a policy regarding whether the role of the Chair of the board and Chief Executive Officer should be separate or combined, and the Board intends to maintain the flexibility to select the Board Chair and Chief Executive Officer and reorganize the leadership structure, from time to time, based on criteria that are in the best interests of New XCF and its stockholders.

Our bylaws provide that at any time when the Chair is not an independent director, the Board will designate a lead independent director. The Board has designated Anne Anderson as the lead independent director, and in that role, the lead independent director has responsibility for (i) presiding at meetings of the Board at which the Chair is not present, including executive sessions of the independent directors, (ii) approving information sent to the Board, (iii) approving the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items, (iv) serving as liaison between the Chair and the independent directors, (v) communicating with significant stockholders, when circumstances warrant and (vi) performing such other designated duties as the Board may determine from time to time.

Committees of the Board

We have three standing committees of the Board – an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Committee members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

The Audit Committee consists of Sanford Cockrell, Anne Anderson and Si-Yeon Kim. The Board has determined that each member of the Audit Committee meets the “independence” requirements of Nasdaq and Rule 10A-3 under the Exchange Act. The Chair of the Audit Committee is Mr. Cockrell. The Board has determined that each of the members of the Audit Committee meet the applicable financial literacy requirements under Nasdaq and SEC rules and also has determined that Mr. Cockrell qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of the SEC’s Regulation S-K.

The purpose of the Audit Committee is to assist the Board in its oversight of:

•	the quality and integrity of New XCF’s financial statements;

•	the accounting and financial reporting processes, including the effectiveness of New XCF’s internal controls over financial reporting;

•	New XCF’s compliance with legal and regulatory requirements;

•	the quality and integrity of the annual audit, including the independent auditor’s qualifications and independence;

•	the performance of New XCF’s independent auditor; and

•	the design and implementation of New XCF’s internal audit function, and the performance of the internal audit function after it has been established.

The Audit Committee has adopted a charter that is available on New XCF’s website.

Compensation Committee

The Compensation Committee consists of Carter McCain, Sanford Cockrell and Si-Yeon Kim. The Chair of the Compensation Committee is Mr. McCain. The Board has determined that each member of the Compensation Committee meets the “independence” requirements of Nasdaq and that each committee member is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

The purpose of the Compensation Committee is to assist the Board in its oversight of the compensation of New XCF’s executive officers and non-employee directors. Specific responsibilities of the Compensation Committee include:

•
review and approve the goals and objectives with respect to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of the goals and objectives and, based upon this evaluation, and review and set, or make recommendations to the Board regarding the compensation of the Chief Executive Officer;

•
oversee an evaluation of the individuals, other than the Chief Executive Officer, who are “officers” under Rule 16a-1(f) of the Exchange Act, and, after considering such evaluation, will review and set, or make recommendations to the Board regarding the compensation of such officers;

•	review and make recommendations to the Board regarding compensation of the Board’s non-employee directors, including equity-based awards;

•	review and approve New XCF’s overall compensation philosophy and related compensation and benefit programs, policies, and practices;

•	review and approve or make recommendations to the Board regarding New XCF’s incentive compensation, equity- based plans, and other benefit plans; and

•
oversee all matters relating to stockholder approval of executive compensation, including advisory votes on executive compensation (“say-on-pay” votes), the frequency of such votes (“say-when-on-pay” votes), and the appropriate Committee or recommended Board response to such votes.

The Compensation Committee has adopted a charter that is available on New XCF’s website.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Si-Yeon Kim, Anne Anderson and Carter McCain. The Chair of the Nominating and Governance Committee is Ms. Kim. The Board has determined that each member of the Nominating and Corporate Governance Committee meets the “independence” requirements of Nasdaq.

•
identify individuals qualified to become members of the Board consistent with criteria approved by the Board and to recommend that the Board select the director nominees for the next annual meeting of stockholders;

•	develop and recommend to the Board a set of Corporate Governance Guidelines;

•	oversee the evaluation of the Board and committees of the Board; and

•	assist the Board with corporate governance matters.

The Nominating and Corporate Governance Committee has adopted a charter that is available on New XCF’s website.

Compensation Committee Interlocks and Insider Participation

None of New XCF’s executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

Role of the Board in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The Audit Committee is responsible for overseeing the management of risks relating to our financial reporting, accounting, and auditing matters, including our major financial risk exposures; cybersecurity and data privacy risk. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board, as well as risks concerning environmental and social matters. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions with committee members and regular reports from management about such risks, as well as the actions taken by management to adequately address those risks.

Indemnification of Officers and Directors

New XCF’s bylaws require that we indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, New XCF’s certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

New XCF has entered into indemnification agreements with its directors and executive officers. The information set forth above under Item 1.01 of this Current Report on Form 8-K regarding the indemnification agreements is incorporated into this Item 2.01 by reference.

Code of Ethics and Business Conduct

The Board has adopted a written Code of Ethics and Business Conduct that applies to our all employees, officers and directors of New XCF, including New XCF’s principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions to the aforementioned officers). A current copy of the Code of Ethics and Business Conduct will be posted on the investor section of our corporate website. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics and Business Conduct on our website rather than by filing a Current Report on Form 8-K.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of New XCF Common Stock, as of June 6, 2025, following the consummation of the Business Combination, by:

•	each person known by New XCF to be the beneficial owner of more than 5% of a class of voting securities on June 6, 2025;

•	each of New XCF’s executive officers and directors; and

•	all executive officers and directors of New XCF as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable pursuant to options or warrants that are currently exercisable or exercisable within 60 days are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

Subject to the paragraph above, percentage ownership of New XCF Common Stock is based on 149,264,936 shares of New XCF Common Stock outstanding upon consummation of the Business Combination on June 6, 2025.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.

Name and Address of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	% of Class
Five Percent Holders
RESC Renewables Holdings, LLC(1)(2)	66,932,417	44.84%
Randy Soule(1)(2)	7,950,653	5.33%
GL Part SPV I, LLC(3)(4)	5,530,437	3.71%
GL Part SPV II, LLC(3)(4)	20,586,575	13.79%
Directors and Executive Officers(5)
Mihir Dange	12,349,086	8.27%
Simon Oxley	231	*
Pamela Abowd(6)	—	*
Jae Ryu	122,075	*
Gregory R. Surette	500,020	*
Gregory P. Savarese	460,181	*
Anne Anderson(7)	—	*
Carter B. McCain(7)	—	*
Sanford Cockrell(7)	—	*
Si-Yeon Kim(7)	—	*
Wray Thorn(8)	257,332	*
All directors and officers as a group (11 persons)	13,946,258	8.99%

*	Less than one percent.

(1)
The business address of RESC Renewables Holdings, LLC is 14830 Kivett Lane, Reno, NV 89521. Randy Soule owns all of the membership interests in RESC Renewables Holdings, LLC and will have sole voting and investment authority over the shares of New XCF Common Stock received in the Business Combination.

(2)
The business address of Mr. Soule is 14830 Kivett Lane, Reno, NV 89521. In addition to the shares he received in the Business Combination, Mr. Soule, through his ownership of all of the membership interests in RESC Renewables Holdings, LLC, also beneficially owns the shares of New XCF Common Stock received by RESC Renewables Holdings, LLC in the Business Combination.

(3)
The business address of GL Part SPV I, LLC is 30 N Gould Street, Suite R, Sheridan, Wyoming 82801. Majique Ladnier is the sole member of GL Part SPV I, LLC and will have sole voting and investment authority over the shares of New XCF Comon Stock. GL Part SPV I, LLC owns membership interests in Southeast Renewables, LLC, which also received shares of New XCF Common Stock in the Business Combination as a result of Southeast Renewables, LLC’s ownership of XCF common stock that was exchanged for shares of New XCF Common Stock in the Business Combination. The reported shares include shares of New XCF Common Stock issued in the Business Combination as a result of the distribution of XCF common stock to GL Part SPV I, LLC by Southeast Renewables, LLC.

(4)
The business address of GL Part SPV II, LLC is 30 N Gould Street, Suite R, Sheridan, Wyoming 82801. Majique Ladnier is the sole member of GL Part SPV II, LLC and will have sole voting and investment authority over the shares of New XCF Common Stock.. The reported shares include shares of New XCF Common Stock issued to GL Part SPV II, LLC in the Business Combination as a result of the distribution of XCF common stock to GL Part SPV II, LLC by GL Part SPV I, LLC.

(5)	Unless otherwise noted, the business address of each of XCF’s directors and officers 2500 CityWest Boulevard, Suite 150 - 138, Houston, TX 77042.

(6)
Upon closing of the Business Combination, Ms. Abowd received an award of restricted stock units representing 45,000 shares of New XCF Common Stock. The restricted stock units will vest over a period of five years with the first vesting to occur on the first anniversary of the award.

(7)
Each of these member of the Board of Directors will receive an award of restricted stock units representing 100,000 shares of New XCF Common Stock in connection with their joining the Board of Directors immediately following the closing of the Business Combination. The restricted stock units will vest over a period of four years with the first vesting to occur on the first anniversary of the award.

(8)
Following the Business Combination, Focus Impact Partners, LLC beneficially owns 257,332 shares of New XCF Class A Common Stock. Mr. Thorn is a Partner and Co-Founder of Focus Impact Partners, LLC and, as a result, may be deemed to share beneficial ownership of the shares held by Focus Impact Partners, LLC.

Certain Relationships and Related Transactions, and Director Independence

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” beginning on page 262 of the Proxy Statement/Prospectus and that information is incorporated herein by reference. In addition, the following information is also incorporated herein by reference:

•	Information relating to the Core Company Equityholders Agreement, the Resale Shelf Registration Rights Agreement and the Board Agreement included in Item 1.01 of this Current Report on Form 8-K;

•	Information in Item 5.02 of this Current Report on Form 8-K under the caption “Executive Officer Employment Agreements;”

•	Information in Item 1.01 of the Current Report on Form 8-K filed by XCF on June 2, 2025 under the captions “GL Notes” and “Soule Agreement;”

•	Information in Item 5.02 of the Current Report on Form 8-K filed by XCF on June 2, 2025 under the caption “Employment Agreement Amendments;” and

•
Information in Item 8.01 of the Current Report on Form 8-K filed by Focus Impact on February 21, 2025 under the captions “Note with GL Part SPV I, LLC,” “New Rise Closing,” “Consulting Agreement with Focus Impact Partners” and “XCF Employment Agreements.”

In addition, information regarding director independence is included above under “Director Independence” in this Item 2.01.

Legal Proceedings

We have been involved in various claims and legal actions that arose in the ordinary course of business and were not material to our operations or financial results, and in the future we may be a party to various claims and routine litigation arising in the ordinary course of business.

Our subsidiary, New Rise Renewables Reno, LLC (“New Rise Reno”) is involved in certain litigation described below. In addition, as previously disclosed in Item 2.04 to XCF’s Current Report on Form 8-K filed on June 2, 2025, New Rise Reno is involved in certain disputes with a lender and with its landlord under a ground lease. The information included under “Greater Nevada Credit Union Loan” and “Twain Ground Lease” in that Item 2.04 is incorporated herein by reference. The disputes described therein do not currently involve any litigation or other court, arbitration, mediation, administrative or regulatory proceeding.

In March 2024, Polaris Processing, LLC (“Polaris”), which provided operations and maintenance services to New Rise Reno, under an Operations and Maintenances Services Agreement dated May 10, 2022 (the “Services Agreement”), filed an arbitration demand against New Rise Reno due to New Rise Reno’s failure to timely pay invoices and for hiring employees who were subject to the Services Agreement’s non-solicitation provision. In April 2024, Polaris and New Rise Reno settled the disputes and as settlement, New Rise Reno agreed to pay a lump sum settlement to Polaris in the amount of $1.70 million. Subsequent to the settlement, New Rise Reno made all payments through its law firm for settlement of the outstanding amount. In September 2024, New Rise Reno was informed that approximately $0.95 million in payments had not been received by Polaris and remained outstanding. Upon further investigation, New Rise Reno was informed by their legal counsel that wire instruction information provided by their legal counsel was incorrect and compromised as a result of a hack of the legal counsel’s computer system. New Rise Reno’s counsel is in the process of filing insurance claims to cover the payment; however New Rise Reno remains liable for the outstanding payment that remains due to Polaris. On October 11, 2024, Polaris filed a subsequent complaint against New Rise Reno requesting summary judgment on the remaining amount due. No amount has been recorded on New Rise Reno’s balance sheet as it expects to be fully reimbursed by its legal counsel for this matter. However, we cannot assure you that such reimbursement shall take place.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The shares of New XCF Common Stock began trading on the Nasdaq Capital Market under the symbol “SAFX” on June 9, 2025. Prior to June 9, 2025, shares of Class A common stock, warrants and the related units of Focus Impact traded on the OTC Pink market under the symbols “BHAC,” “BHACW” and “BHACU,” respectively.

Immediately following the completion of the Business Combination, New XCF had 149,264,936 shares of New XCF Common Stock issued and outstanding, held of record by approximately 500 holders.

Neither XCF nor New XCF has paid any cash dividends on its capital stock. Any decision of New XCF to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, New XCF’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant.

Recent Sales of Unregistered Securities

Information about unregistered sales of New XCF’s equity securities is set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

 Description of Registrant’s Securities

A description of New XCF’s securities is included in the Proxy Statement/Prospectus in the section “Description of Newco Securities” beginning on page 282 thereof, which is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth above under the section entitled “Financial Information” in this Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 under “Twain Forbearance Agreement” is incorporated into this Item 3.02 by reference. The issuance of the shares of New XCF Common Stock to Twain was not registered under the Securities Act, in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, because the issuance of the shares does not involve a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

On June 6, 2025, in connection with the closing of the Business Combination, each of New XCF’s certificate of incorporation and bylaws was amended (the “A&R Charter” and the “A&R Bylaws”), respectively. The material terms of each of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of New XCF’s securities are described in the Proxy Statement/Prospectus in the sections “Description of Newco Securities” and “Comparison of Corporate Governance and Stockholders’ Rights” beginning on pages 282 and 293 thereof, respectively, which are incorporated herein by reference.

Copies of the A&R Charter and the A&R Bylaws are included as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth above under the “Introductory Note” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. As a result of the completion of the Business Combination pursuant to the Business Combination Agreement, a change of control of Focus Impact and NewCo occurred. Following the Business Combination, former Focus Impact shareholders own approximately 0.4% of the issued and outstanding shares of New XCF Common Stock, the Sponsor owns approximately 2.2% of the issued and outstanding shares of New XCF Common Stock, Randy Soule (directly and indirectly) owns approximately 50.2% of the issued and outstanding shares of New XCF Common Stock, GL Part SPV I and II owns approximately 17.5% of the issued and outstanding shares of New XCF Common Stock and Mihir Dange, New XCF’s Chief Executive Officer owns approximately 8.3% of the issued and outstanding shares of New XCF Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

Effective upon the closing of the Business Combination, Wray Thorn resigned as the sole director of NewCo and Mihir Dange, Anne Anderson, Sanford Cockrell, Si-Yeon Kim, Wray Thorn and Carter McCain were appointed as directors of New XCF. In addition, effective upon closing of the Business Combination, the following persons were appointed as executive officers of New XCF:

Mihir Dange	Chief Executive Officer
Simon Oxley	Chief Financial Officer
Gregory R. Surette	Chief Strategy Officer and Secretary
Gregory P. Savarese	Chief Marketing Officer
Jae Ryu	Head of Land Development
Pamela M. Abowd	Chief Accounting Officer

The information set forth in the sections entitled “Directors and Executive Officers,” “Executive Officers,” “Executive Compensation” and “Board of Directors in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Executive Officer Employment Agreements

New XCF has entered into employment agreements with its executive officers that became effective immediately following the closing of the Business Combination. The material terms of the agreements are summarized below.

Mihir Dange, Chief Executive Officer

The agreement with Mr. Dange provides for an annual base salary of $825,000 and a target bonus of 100% to 200% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. In connection with the 2025 Equity Incentive Plan, Mr. Dange has the ability to earn 400-700% of base salary in restricted stock units. An initial award of 330,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with New XCF). Mr. Dange will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance and club membership reimbursement. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of New XCF) he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of New XCF, he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the then- current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Upon the closing of the Business Combination, New XCF assumed an obligation to Sky MD, LLC, an entity controlled by Mr. Dange, in the amount of $928,125 relating to contractor services provided prior to Mr. Dange’s signing of an employment agreement with XCF. Such amount shall be payable in cash no later than September 30, 2025, unless New XCF and Sky MD, LLC mutually agree in writing, on or before such date, to extend the payment deadline to no later than December 31, 2025 due to New XCF’s reasonable cash constraints. In addition, within 30 days after the closing of the Business Combination, New XCF shall issue to Sky MD, LLC a grant of restricted shares of New XCF’s Common Stock under the 2025 Equity Incentive Plan in aggregate value equal to the obligation assumed by New XCF for the assumed liability. This grant shall be separate from, and not in lieu of, the assumed liability and be calculated based on the 20 day volume-weighted average price of the Common Stock following the closing of the Business Combination. The restricted shares shall vest ratably on a monthly basis over a period of three (3) years and shall be subject to the terms and conditions of the 2025 Equity Incentive Plan and the applicable award agreement.

Simon Oxley, Chief Financial Officer

The agreement with Mr. Oxley provides for an annual base salary of $500,000 and a target bonus of 100% to 200% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. He will also receive an initial award of 675,000 restricted stock units, with such restricted stock units to vest over five years (one-fifth of such restricted stock units to vest on each of the succeeding annual anniversaries of the award). In connection with the 2025 Equity Incentive Plan, Mr. Oxley has the ability to earn 300-600% of base salary in restricted stock units. An initial award of 150,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with the Company). Mr. Oxley will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance and club membership reimbursement. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of New XCF) he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of New XCF, he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the then-current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Upon the closing of the Business Combination, New XCF assumed an obligation to Mr. Oxley, in the amount of $41,667 relating to contractor services provided prior to Mr. Oxley’s signing of an employment agreement with XCF. Such amount shall be payable in cash no later than September 30, 2025, unless New XCF and Mr. Oxley mutually agree in writing, on or before such date, to extend the payment deadline to no later than December 31, 2025 due to New XCF’s reasonable cash constraints. In addition, within 30 days after the closing of the Business Combination, New XCF shall issue to Mr. Oxley a grant of restricted shares of New XCF’s Common Stock under the 2025 Equity Incentive Plan in aggregate value equal to the obligation assumed by New XCF for the assumed liability. This grant shall be separate from, and not in lieu of, the assumed liability and be calculated based on the 20 day volume-weighted average price of the New XCF Common Stock following the closing of the Business Combination. The restricted shares shall vest ratably on a monthly basis over a period of three (3) years and shall be subject to the terms and conditions of the 2025 Equity Incentive Plan and the applicable award agreement.

Gregory R. Surette, Chief Strategy Officer

The agreement with Mr. Surette provides for an annual base salary of $480,000 and a target bonus of 100% to 200% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. He will also receive an initial award of 300,000 restricted stock units, with such restricted stock units to vest on a monthly basis over three years beginning on July 6, 2026. In connection with the 2025 Equity Incentive Plan, Mr. Surette has the ability to earn 300-600% of base salary in restricted stock units. An initial award of 144,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with the Company). Mr. Surette will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance and club membership reimbursement. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of New XCF) he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of New XCF, he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the then- current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits. His agreement also provides that if Mr. Surette changes his duties and is appointed as the Chief Operating Officer, his base salary will be set at $640,000.

Upon the closing of the Business Combination, New XCF assumed an obligation to Remosa, LLC, an entity controlled by Mr. Surette, in the amount of $540,000 relating to contractor services provided prior to Mr. Surette’s signing of an employment agreement with XCF. Such amount shall be payable in cash no later than September 30, 2025, unless New XCF and Remosa, LLC mutually agree in writing, on or before such date, to extend the payment deadline to no later than December 31, 2025 due to New XCF’s reasonable cash constraints. In addition, within 30 days after the closing of the Business Combination, New XCF shall issue to Remosa, LLC a grant of restricted shares of New XCF Common Stock under the 2025 Equity Incentive Plan in aggregate value equal to the obligation assumed by New XCF for the assumed liability. This grant shall be separate from, and not in lieu of, the assumed liability and be calculated based on the 20 day volume-weighted average price of the New XCF Common Stock following the closing of the Business Combination. The restricted shares shall vest ratably on a monthly basis over a period of three (3) years and shall be subject to the terms and conditions of the 2025 Equity Incentive Plan and the applicable award agreement.

Pamela Abowd, Chief Accounting Officer

The agreement with Ms. Abowd provides for an annual base salary of $300,000 and a target bonus of 50% to 100% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. She will also receive an initial award of 45,000 restricted stock units, with such restricted stock units to vest over five years (one-fifth of such restricted stock units to vest on each of the succeeding annual anniversaries of the award). In connection with the 2025 Equity Incentive Plan, Ms. Abowd has the ability to earn 200-400% of base salary in restricted stock units. An initial award of 60,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with the Company). Ms. Abowd will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of New XCF) he will be entitled to severance in the amount of two times her then-applicable base salary plus any unpaid bonus from a previous period and two times the full amount of her target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of New XCF, she will be entitled to severance in the amount of three times her then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of her target bonus for the then-current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Gregory P. Savarese, Chief Marketing Officer

The agreement with Mr. Savarese provides for an annual base salary of $300,000 and a target bonus of 100 to 200% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. He will also receive an initial award of 335,000 restricted stock units, with such restricted stock units to vest on a monthly basis over three years beginning on July 6, 2026. In connection with the 2025 Equity Incentive Plan, Mr. Savarese has the ability to earn 300-600% of base salary in restricted stock units. An initial award of 90,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with the Company). Mr. Savarese will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of New XCF) he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of New XCF, he will be entitled to severance in the amount of three times his then-applicable base salary plus any unpaid bonus from a previous period and three times the full amount of his target bonus for the then-current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Upon the closing of the Business Combination, New XCF assumed an obligation to Cornell Management Group, LLC, an entity controlled by Mr. Savarese, in the amount of $337,500 relating to contractor services provided prior to Mr. Savarese’s signing of an employment agreement with XCF. Such amount shall be payable in cash no later than September 30, 2025, unless New XCF and Cornell Management Group, LLC mutually agree in writing, on or before such date, to extend the payment deadline to no later than December 31, 2025 due to New XCF’s reasonable cash constraints. In addition, within 30 days after the closing of the Business Combination, New XCF shall issue to Cornell Management Group, LLC a grant of restricted shares of New XCF’s Common Stock under the 2025 Equity Incentive Plan in aggregate value equal to the obligation assumed by New XCF for the assumed liability. This grant shall be separate from, and not in lieu of, the assumed liability and be calculated based on the 20 day volume-weighted average price of the New XCF Common Stock following the closing of the Business Combination. The restricted shares shall vest ratably on a monthly basis over a period of three (3) years and shall be subject to the terms and conditions of the 2025 Equity Incentive Plan and the applicable award agreement.

Jae Ryu, Head of Land Development

The agreement with Mr. Ryu provides for an annual base salary of $200,000 and a target bonus of 50% to 100% of base salary, with both the base salary and the target bonus subject to annual review by the Board, with the recommendation of the Compensation Committee. In connection with the 2025 Equity Incentive Plan, Mr. Ryue has the ability to earn 200-400% of base salary in restricted stock units. An initial award of 40,000 restricted stock units was made under the 2025 Equity Incentive Plan, with such restricted stock units to vest over three years (no vesting during the first six months (the “cliff period”). After the six-month cliff period, the restricted stock units will vest in equal monthly installments over 30 months, subject to continued service with the Company). Mr. Ryu will be eligible to participate in benefits programs available to executives generally, including participation in the 2025 Employee Stock Purchase Plan and 401(k) matching contribution, and to benefit from certain perquisites including a vehicle allowance. In addition, in connection with (a) a termination without cause or with good reason (other than in connection with a change-in-control of New XCF) he will be entitled to severance in the amount of 12 months of his then-applicable base salary plus any unpaid bonus from a previous period and the full amount of his target bonus for the fiscal year and continuation of certain insurance benefits, and (b) a termination without cause or with good reason in connection with a change-in-control of New XCF, he will be entitled to severance in the amount of two times his then- applicable base salary plus any unpaid bonus from a previous period and the full amount of his target bonus for the then-current fiscal year, immediate vesting of any restricted stock, restricted stock units, options, or other equity grants or awards not vested at the time of termination, and continuation of certain insurance benefits.

Upon the closing of the Business Combination, New XCF assumed an obligation to WT Real Estate Advisors LLC, an entity controlled by Mr. Ryu, in the amount of $357,707 relating to contractor services provided prior to Mr. Ryu’s signing of an employment agreement with XCF. Such amount shall be payable in cash no later than September 30, 2025, unless New XCF and WT Real Estate Advisors LLC mutually agree in writing, on or before such date, to extend the payment deadline to no later than December 31, 2025 due to New XCF’s reasonable cash constraints. In addition, within 30 days after the closing of the Business Combination, New XCF shall issue to WT Real Estate Advisors LLC a grant of restricted shares of New XCF’s Common Stock under the 2025 Equity Incentive Plan in aggregate value equal to the obligation assumed by New XCF for the assumed liability. This grant shall be separate from, and not in lieu of, the assumed liability and be calculated based on the 20 day volume-weighted average price of the New XCF Common Stock following the closing of the Business Combination. The restricted shares shall vest ratably on a monthly basis over a period of three (3) years and shall be subject to the terms and conditions of the 2025 Equity Incentive Plan and the applicable award agreement.

A copy of each of these employment agreements is filed with this Current Report on Form 8-K as Exhibits 10.57, 10.58, 10.59, 10.60, 10.61 and 10.62 and is incorporated herein by reference, and the foregoing descriptions of the employment agreements are qualified in their entirety by reference thereto.

Separation Agreements

XCF also entered into separation agreements with two of its executive officers. The description of the materials terms of these agreements is included in the Current Report on Form 8-K of XCF, filed on June 2, 2025, under the caption “Departure of Directors and Executive Officers,” which description is incorporated by reference into this Item 5.02.

2025 Equity Incentive Plan

In connection with the closing of the Business Combination, NewCo adopted the XCF Global, Inc. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”), which is described in the section of the Proxy Statement/Prospectus titled “Equity Benefit Plans – 2025 Equity Incentive Plan” beginning on page 217 thereof, which is incorporated into this Item 5.02 by reference. A copy of the 2025 Equity Incentive Plan is attached to this Current Report on Form 8-K as Exhibit 10.63.

2025 Employee Stock Purchase Plan

In connection with the closing of the Business Combination, NewCo adopted the XCF Global, Inc. 2025 Employee Stock Purchase Plan (the “2025 ESPP”), which is described in the section of the Proxy Statement/Prospectus titled “Equity Benefit Plans – 2025 Employee Stock Purchase Plan beginning on page 220 thereof, which is incorporated into this Item 5.02 by reference. A copy of the 2025 ESPP is attached to this Current Report on Form 8-K as Exhibit 10.64.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 8, 2025, the New XCF board of directors approved and adopted a Code of Ethics and Business Conduct applicable to all employees, officers and directors of New XCF, including New XCF’s principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions to the aforementioned officers). A copy of the Code of Ethics and Business Conduct is attached to this Current Report on Form 8-K as Exhibit 14.1.

Item 5.06	Change in Shell Company Status.

As a result of the completion of the Business Combination, each of Focus Impact and NewCo ceased being a shell company. The material terms of the Business Combination are described in the Proxy Statement/Prospectus in the section “Proposal No. 1 - The Business Combination Proposal” beginning on page 135 of the Proxy Statement/Prospectus, which is incorporated herein by reference. In addition, the information set forth in the “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 6, 2025, XCF and Focus Impact issued a joint press release announcing the consummation of the Business Combination. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 9, 2025, New XCF issued a press release announcing that New XCF Common Stock would begin trading at market open today on the Nasdaq Capital Market on June 9, 2025 under the ticker symbol “SAFX.” A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The information set forth in Item 2.01 under the section entitled “Financial Information” is incorporated herein by reference and New XCF will be filing an amendment to this Current Report on Form 8-K to supplement this Item 9.01(a) of this Current Report on Form 8-K as soon as practicable.

(b)	Pro forma financial information.

The information set forth in Item 2.01 under the section entitled “Financial Information” is incorporated herein by reference and New XCF will be filing an amendment to this Current Report on Form 8-K to supplement this Item 9.01 (b) of this Current Report on Form 8-K as soon as practicable.

(d)	Exhibits.

Exhibit No.	Description
2.1+
Business Combination Agreement, dated March 11, 2024, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on March 12, 2024)

2.2
Amendment No. 1 to the Business Combination Agreement, dated as of November 29, 2024, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on December 5, 2024)

2.3
Amendment No. 2 to the Business Combination Agreement, dated as of April 4, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on April 7, 2025)

2.4
Amendment No. 3 to the Business Combination Agreement, dated as of April 4, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

2.5
Waiver of Closing Conditions dated as of June 5, 2025, by and among Focus Impact, NewCo, Merger Sub 1, Merger Sub 2 and XCF (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 6, 2025)

2.6
Membership Interest Purchase Agreement by and among RESC Renewables Holdings, LLC and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.24 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

2.7
Membership Interest Purchase Agreement by and among Randy Soule and GL Part I SPV, LLC and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.25 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

2.8
Security Agreement-Pledge between XCF Global Capital, Inc. and RESC Renewables Holdings, LLC (incorporated by reference to Exhibit 10.26 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

2.10+
Asset Purchase Agreement by and between XCF Global Capital, Inc. and Good Steward Biofuels FL, LLC (incorporated by reference to Exhibit 10.27 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

2.11+
Asset Purchase Agreement by and between XCF Global Capital, Inc. and Southeast Renewables LLC (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

3.1	Amended and Restated Certificate of Incorporation of XCF Global, Inc.
3.2	Amended and Restated Bylaws of XCF Global, Inc.
4.1	Specimen Class A Common Stock Certificate
4.2
Warrant Agreement dated as of October 4, 2021 between Focus Impact BH3 Acquisition Company (formerly known as Crixus BH3 Acquisition Company) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on October 7, 2021)

4.3	Warrant Assignment and Assumption Agreement
10.1+**
License Agreement by and between Axens North America, Inc. and New Rise Renewables Reno, LLC (incorporated by reference to Exhibit 10.30 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.2+**
Operation and Maintenance Agreement (Reno, Nevada Facilities) by and between Orion Plant Services, Inc., and New Rise Renewables Reno, LLC (incorporated by reference to Exhibit 10.31 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.3**
Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.32 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.4
Addendum 1 to Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.33 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.5
Addendum 2 to Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.34 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.6
Addendum 3 to Supply and Offtake Agreement Between Ryze Renewables Reno, LLC and Phillips 66 Company (incorporated by reference to Exhibit 10.35 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.7
Addendum 4 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.8
Addendum 5 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.9**
Addendum 6 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.28 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.10**
Addendum 7 to Supply and Offtake Agreement Between New Rise Renewables Reno, LLC (as successor to Ryze Renewables Reno, LLC) and Phillips 66 Company (incorporated by reference to Exhibit 10.39 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.11+**
Development Services Contract for Sustainable Aviation Fuel Facility between New Rise SAF Renewables LLC and Encore Management and Consulting LLC (incorporated by reference to Exhibit 10.40 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.12+**
Construction Services Contract for Plant Conversion to ‘SAF’ (Sustainable Aviation Fuel) between New Rise Renewables Reno, LLC and Encore DEC LLC (incorporated by reference to Exhibit 10.41 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.13+**
Purchase and Sale Agreement by and between Twain GL XXVIII, LLC, as Buyer, and New Rise Renewables Reno, LLC (f/k/a Ryze Renewables Reno, LLC), as Seller (incorporated by reference to Exhibit 10.42 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.14+**
Ground Lease by and between Twain GL XXVIII, LLC, as Landlord and New Rise Renewables Reno, LLC, as Tenant (incorporated by reference to Exhibit 10.43 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.15+**
Loan Agreement, effective as of December 6, 2017, by and between Jefferson Financial Federal Credit Union, as Lender, Ryze Renewables Reno, LLC, , as Borrower and Ryze Renewables, LLC, as Guarantor (incorporated by reference to Exhibit 10.44 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.16
Promissory Note 1A, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.45 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.17
Promissory Note 1B, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.46 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.18
Promissory Note 2A, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.47 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.19
Promissory Note 2B, dated December 6, 2017, by Ryze Renewables Reno, LLC, as maker, to Jefferson Financial Federal Credit Union, as lender (incorporated by reference to Exhibit 10.48 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.20
Convertible Promissory Note dated November 15, 2024 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.50 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.21
Convertible Promissory Note dated December 6, 2024 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.51 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.22
Convertible Promissory Note dated December 31, 2024 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.52 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.23
Convertible Promissory Note dated January 14, 2025 between XCF Global Capital, Inc., as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.53 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.24
Convertible Promissory Note dated January 14, 2025 between XCF Global Capital, Inc., as Maker, and Focus Impact Partners, LLC, as Holder (incorporated by reference to Exhibit 10.54 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.25
Convertible Promissory Note dated January 14, 2025 between XCF Global Capital, Inc., as Maker, and Sky MD, LLC, as Holder (incorporated by reference to Exhibit 10.55 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.26
Promissory Note dated February 13, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)

10.27
Promissory Note dated February 19, 2025 between XCF Global Capital, Inc. as Maker, and RESC Renewables Holdings, LLC, as Holder (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)

10.28
Simon Oxley Employment Term Sheet (incorporated by reference to Exhibit 10.56 to the Form S-4 Registration Statement of Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. initially filed with the SEC on July 31, 2024)

10.29
Strategic Consulting Agreement dated February 19, 2025, between XCF Global Capital, Inc. and Focus Impact Partners, LLC (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)

10.30
Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Mihir Dange (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)

10.31
Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Simon Oxley (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)

10.32
Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory Surette (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)

10.33
Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory Savarese (incorporated by reference to Exhibit 99.7 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)

10.34
Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Jae Ryu (incorporated by reference to Exhibit 99.8 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)

10.35
First Amendment, dated April 17, 2025, to Promissory Note dated February 13, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.36
Promissory Note dated April 17, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.37
Promissory Note dated January 31, 2025, between XCF Global Capital, Inc. as Maker, and Innovativ Media Group, Inc., as Holder (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.38
First Amendment, dated April 17, 2025, to Promissory Note dated January 31, 2025, between XCF Global Capital, Inc. as Maker, and Innovativ Media Group, Inc., as Holder (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.39
Promissory Note dated May 1, 2025, between XCF Global Capital, Inc. as Maker, and Narrow Road Capital, Ltd., as Holder (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.40
Promissory Note dated May 14, 2025, between XCF Global Capital, Inc. as Maker, and Gregory Segars Cribb, as Holder (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.41
Purchase Agreement dated May 30, 2025, by and between Helena Global Investment Opportunities I Ltd, Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc. (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.42
Promissory Note dated May 30, 2025, by and between Focus Impact BH3 NewCo, Inc., aa Borrower, XCF Global Capital, Inc. and Helena Global Investment Opportunities I Ltd (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.43
Share Issuance Agreement dated as of May 30, 2025 between XCF Global Capital, Inc. and Randall Soule (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.44
Employment Agreement dated April 16, 2025, between XCF Global Capital, Inc. and Pamela M. Abowd (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.45
Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Jonathan Seeley. (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.46
Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Jonathan Seeley (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.47
Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory R. Surette (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.48
Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory P. Savarese (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.49
Separation Agreement between XCF Global Capital, Inc. and Joseph F. Cunningham (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.50
Separation Agreement between XCF Global Capital, Inc. and Stephen Goodwin (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on June 3, 2025)

10.51	Registration Rights Agreement dated as of June 6, 2025 by and among XCF Global, Inc., Focus Impact BHAC Sponsor, LLC, and the Core Equityholders named therein
10.52	Resale Shelf Registration Rights Agreement dated as of June 6, 2025 by and among XCF Global, Inc. and the Holders named therein
10.53	Agreement Regarding Board Nomination Rights dated as of June 6, 2025 by and between XCF Global, Inc. and Focus Impact BHAC Sponsor, LLC
10.54	Form of Voting Agreement
10.55	Form of Director and Officer Indemnification Agreement
10.56	Form of Lock-up Waiver Agreement
10.57	Employment Agreement between XCF Global, Inc. and Mihir Dange
10.58	Employment Agreement between XCF Global, Inc. and Simon Oxley
10.59	Employment Agreement between XCF Global, Inc. and Gregory Surette
10.60	Employment Agreement between XCF Global, Inc. and Gregory Savarese
10.61	Employment Agreement between XCF Global, Inc. and Pamela Abowd
10.62	Employment Agreement between XCF Global, Inc. and Jae Ryu
10.63	2025 Equity Incentive Plan
10.64	2025 Employee Stock Purchase Plan
10.65	Employment Agreement between XCF Global, Inc. and Jonathan Seeley
10.66	Forbearance Agreement by and between Twain GL XXVIII, LLC, New Rise Renewables Reno, LLC and XCF Global, Inc.
14.1	Code of Ethics and Business Conduct
19.1	Insider Trading Policy
21.1	List of Subsidiaries
99.1	Press Release, dated June 6, 2025, announcing closing of the Business Combination
99.2	Press Release, dated June 9, 2025, announcing first day of trading of XCF Global Class A Common Stock on Nasdaq

+
Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**
Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted (indicated by “[***]”) as the registrant has determined that the omitted information (i) is not material and (ii) the type of information that the registrant customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCF GLOBAL, INC.

By:	/s/ Mihir Dange
	Title:	Mihir Dange
	Name:	Chief Executive Officer

Date: June 12, 2025